UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36409 (Commission File Number)	98-1141883 (I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia, (Address of principal executive offices)		V6E 3C9 (Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 29, 2017, City Office REIT, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, City Office REIT Operating Partnership, L.P., closed on the acquisition of the San Diego Portfolio, an approximately 669,653 square foot, ten-building portfolio and five-acre land parcel located in San Diego, California, for $174.5 million, exclusive of closing costs. The San Diego Portfolio was previously owned by an unaffiliated real estate company.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for the San Diego Portfolio will be filed in an amendment to this current report on Form 8-K on or before December 15, 2017, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of the San Diego Portfolio will be filed in an amendment to this current report on Form 8-K on or before December 15, 2017, which date is within the period allowed to file such an amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: October 5, 2017	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer